UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Second amendment)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 30, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Background and Closing of the A-C Portfolio

On December 2, 2015 and March 30, 2016, Wheeler Real Estate Investment Trust, Inc. (“Company”) filed a Form 8-K and Form 8-K/A, respectively, to report that on November 30, 2015, the Company, through WHLR-ACD Acquisition Company, LLC, a Delaware limited liability company (“WHLR-ACD Acquisition Company”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT”) of which the Company is the sole general partner, entered into a Purchase and Sale Agreement (“Purchase Agreement”) as buyer, with A-C Development Club, LLC (“A-C Development”), A-C Financing, LLC, Litchfield Shops Financing, LLC, Ladson Crossing Financing, LLC, Devine Center Financing, LLC and Shoppes at Myrtle Park, LLC, all of which are South Carolina limited liability companies, as sellers (“Sellers”), for the purchase of 14 retail shopping centers located in Georgia and South Carolina, commonly known as the A-C Portfolio (“A-C Portfolio”), for the sales price of Seventy One Million and 00/100 Dollars ($71,000,000.00). Further, pursuant to the Ninth Amendment to Purchase and Sale Agreement, dated as of March 30, 2016 (the “Ninth Amendment”), WHLR-ACD Acquisition Company and the Sellers amended the Purchase Agreement. Pursuant to the Ninth Amendment, the Company and Wheeler REIT were added as parties to the Purchase Agreement, and Two Million and 00/100 Dollars ($2,000,000) of the Seventy One Million and 00/100 Dollars ($71,000,000.00) sales price was now comprised of 888,889 common units of limited partnership interests in Wheeler REIT (the “Common Units”).

On April 12, 2016, the Company closed the transaction and acquired the A-C Portfolio from the Sellers, using a combination of cash and Common Units (as described in the Form 8-K/A filed on March 30, 2016 and below under the section captioned “A-C Development Subscription Agreement”) for a total purchase price of $71,000,000.

A-C Development Subscription Agreement

In connection with the closing of the A-C Portfolio, Wheeler REIT entered into a Subscription Agreement dated as of April 12, 2016 (the “Subscription Agreement”), with A-C Development. Pursuant to the terms of the Subscription Agreement, Wheeler REIT issued 888,889 Common Units (as described in the Form 8-K/A filed on March 30, 2016) to A-C Development valued at $2.25 per Common Unit by the parties. The Common Units issued to A-C Development represent, in the aggregate, 1.98% of the issued and outstanding Common Units of Wheeler REIT. Upon the expiration of 12 months after the date the Common Units are issued (April 12, 2017), the Common Units are redeemable for cash equal to the then-current market value of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or, at the Company’s option, one share of the Company’s Common Stock. Wheeler REIT will not receive any proceeds from the issuance of the Common Units. The issuance of the Common Units is exempt from registration pursuant to the exemption provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended based upon the above facts, because A-C Development is an accredited investor and because the issuance of the Common Units was a private transaction by the Company and did not involve any public offering. Pursuant to the terms of the Subscription Agreement, A-C Development agreed to become a party to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT.

There is no material relationship between Wheeler REIT and its affiliates and A-C Development.

A-C Development Registration Rights Agreement

In connection with the issuance of the Common Units, the Company entered into a Registration Rights Agreement dated as of April 12, 2016 (the “A-C Registration Rights Agreement”), with A-C Development. Pursuant to the terms of the A-C Registration Rights Agreement, the Company agreed to file a resale registration statement by no later than June 1, 2016 for the purpose of registering the resale of the underlying shares of Common Stock upon any redemption or exchange of the Common Units. Pursuant to the A-C Registration Rights Agreement, the Company has agreed to use its best efforts to have such registration statement declared effective with the Securities and Exchange Commission (the “SEC”) within 120 days of such filing. There is no material relationship between the Company and its affiliates and A-C Development.

Revere Loan Agreement

In connection with the closing of the A-C Portfolio, Wheeler REIT, as borrower, and Revere High Yield Fund, LP, a Delaware limited partnership (“Revere”), as lender, entered into a Term Loan Agreement dated as of April 8, 2016 (“Revere Term Loan”) in the principal amount of $8,000,000. The Revere Term Loan has a maturity date of April 30, 2017 and an interest rate of 8% per annum. The Company and certain of its subsidiaries serve as guarantors under the Revere Term Loan. The proceeds of the Revere Term Loan were used as partial consideration for the purchase of the A-C Portfolio. A warrant (“Warrant”) to purchase an aggregate of 6,000,000 shares of the Company’s Common Stock (under circumstances described below under the section “Revere Warrant Agreement”) serves as collateral for the Revere Term Loan.

Revere Warrant Agreement

In connection with the Revere Term Loan, the Company and Revere entered into a Warrant Agreement dated as of April 8, 2016 (“Revere Warrant Agreement”), pursuant to which the Company agreed to issue the Warrant to Revere. The terms of the Revere Warrant Agreement provide that solely in the event of an Event of Default (as defined in the Revere Term Loan) under the Revere Term Loan, Revere shall have the right to purchase an aggregate of up to 6,000,000 shares of the Company’s Common Stock for an exercise price equal to $0.0001 per share. The Warrant is exercisable at any time and from time to time during the period starting on April 8, 2016 and expiring on April 30, 2017 at 11:59 p.m., Virginia Beach, Virginia time, solely in the event of an Event of Default under the Revere Term Loan. The Company will not receive any proceeds from the issuance of the Warrant; rather the Warrant serves as collateral for the Revere Term Loan, the proceeds of which were used as partial consideration for the A-C Portfolio. The issuance of the Warrant is exempt from registration pursuant to the exemption provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended based upon the above facts, because Revere is an accredited investor and because the issuance of the Warrant was a private transaction by the Company and did not involve any public offering.

Revere Registration Rights Agreement

In connection with the issuance of the Warrant, the Company entered into a Registration Rights Agreement dated as of April 8, 2016 (the “Revere Registration Rights Agreement”), with Revere. Pursuant to the terms of the Revere Registration Rights Agreement, the Company has agreed to file a resale registration statement by no later than June 1, 2016 for the purpose of registering the resale of the underlying shares of Common Stock upon any exercise of the Warrant in the event of an Event of a Default under the Revere Term Loan. Pursuant to the Revere Registration Rights Agreement, the Company has agreed to use its best efforts to have such registration statement declared effective with the SEC within 120 days of such filing.

There is no material relationship between Wheeler REIT, the Company and their affiliates and Revere.

KeyBank Credit Agreement Amendment

On April 12, 2016, Wheeler REIT, entered into a First Amendment and Joinder Agreement (“First Amendment”) to the Credit Agreement dated May 29, 2015 with KeyBank National Association (“KeyBank”). The First Amendment increased the Forty-Five Million and 00/100 Dollars ($45,000,000) revolving credit line with KeyBank to approximately Sixty-Seven Million Two Hundred Thousand ($67,200,000) of which approximately Sixty Million Three Hundred and Fifty Thousand ($60,350,000) will be used to fund the purchase of the A-C Portfolio in part. Pursuant to the terms of the First Amendment, the pricing of the increased credit facility will now be 500 basis points above 30-day LIBOR.

Further, pursuant to the First Amendment certain of the Company’s subsidiaries joined the Credit Agreement and will serve as guarantors under the Credit Agreement in addition to the Company.

There is no material relationship between Wheeler REIT, the Company and their affiliates and KeyBank.

The foregoing descriptions of the terms of the Revere Warrant Agreement, Subscription Agreement, A-C Registration Rights Agreement, Revere Term Loan, Revere Registration Rights Agreement and First Amendment are qualified in their entirety by reference to Revere Warrant Agreement, Subscription Agreement, A-C Registration Rights Agreement, Revere Term Loan, Revere Registration Rights Agreement and First Amendment, filed respectively as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See material provided in response to Item 1.01 with respect to the closing of the A-C Portfolio.

ITEM 3.02 UNREGISTRED SALES OF EQUITY SECURITIES.

See material provided in response to Item 1.01 with respect to the Revere Warrant Agreement and A-C Development Subscription Agreement.

ITEM 8.01 OTHER EVENTS.

On April 12, 2016, the Registrant issued a press release announcing the acquisition of the A-C Portfolio.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

The Company will file requisite financial information for the acquired properties (A-C Portfolio) no later than 71 calendar days after the initial filing of this Current Report on Form 8-K.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

4.1	Warrant Agreement by and between the Company and Revere dated April 8, 2016.

10.1	Subscription Agreement by and between Wheeler REIT and A-C Development dated April 12, 2016.

10.2	Registration Rights Agreement by and between the Company and A-C Development dated April 12, 2016.

10.3	Term Loan Agreement by and between Wheeler REIT and Revere dated April 8, 2016.

10.4	Registration Rights Agreement by and between the Company and Revere dated April 8, 2016.

10.5	First Amendment and Joinder Agreement to KeyBank Credit Agreement dated April 12, 2016.

99.1	Press release, dated April 12, 2016, announcing the acquisition of the A-C Portfolio.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: April 12, 2016

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Warrant Agreement by and between the Company and Revere dated April 8, 2016.

10.1	Subscription Agreement by and between Wheeler REIT and A-C Development dated April 12, 2016.

10.2	Registration Rights Agreement by and between the Company and A-C Development dated April 12, 2016.

10.3	Term Loan Agreement by and between Wheeler REIT and Revere dated April 8, 2016.

10.4	Registration Rights Agreement by and between the Company and Revere dated April 8, 2016.

10.5	First Amendment and Joinder Agreement to KeyBank Credit Agreement dated April 12, 2016.

99.1	Press release, dated April 12, 2016, announcing the acquisition of the A-C Portfolio.